Exhibit 5

Faegre Baker Daniels LLP 600 East 96th Street • Suite 600 Indianapolis • Indiana 46240-3789 Phone +1 317 569 9600 Fax +1 317 569 4800

March 2, 2012

Simon Property Group, Inc.

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Ladies and Gentlemen:

We have acted as counsel to Simon Property Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and its subsidiary, Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company:  (i) shares of common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more classes or series; (iii) depositary shares representing fractional shares of Preferred Stock or other equity stock of the Company (“Depositary Shares”); and (iv) warrants to purchase any of the securities described in clauses (i) to (ii) (collectively, “Warrants”); (2) the issuance and sale from time to time by the Operating Partnership, pursuant to Rule 415, of one or more series of debt securities (“Debt Securities”); and (3) the sale from time to time, pursuant to Rule 415, of shares of Common Stock by limited partners of the Operating Partnership who have exchanged units of limited partnership interest for shares of Common Stock (“Secondary Shares”). The Common Stock, Preferred Stock, Warrants, Depositary Shares and Debt Securities are collectively referred to herein as “Offered Securities.”

Each series of Debt Securities will be issued pursuant to an Indenture dated as of November 26, 1996 (the “Indenture”), among the Operating Partnership, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate of the Operating Partnership, as guarantor, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed with the Commission under the Securities and Exchange Act of 1934, as amended.

As counsel for the Company, we are familiar with the Amended and Restated Certificate of Incorporation and By-Laws of the Company and the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), each as amended to the date hereof, and we have reviewed (i) the Registration Statement, (ii) the Indenture and (iii) the proceedings taken by the Company on behalf of itself and as general partner of the Operating Partnership in connection with the authorization of the Offered Securities.  We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and the Operating Partnership and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.             With respect to the shares of Common Stock (other than Secondary Shares) (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Offered Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) the Offered Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then such Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, will be validly issued, fully paid and nonassessable.

2.             With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (iii) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, will be validly issued, fully paid and nonassessable, and if Preferred Stock is convertible into Common Stock, Common Stock issuable upon conversion of Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing Depositary Shares) and the underlying Preferred Stock or other equity stock of the Company, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement and such corporate action, and (v) shares of Preferred Stock and other equity stock of the Company shall have been duly issued and delivered to the depositary in accordance with the Deposit Agreement, then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.             With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing Warrants), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-

upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.             With respect to any Secondary Shares, when Secondary Shares have been issued in exchange for units of limited partnership interests in accordance with the Partnership Agreement, Secondary Shares will be validly issued, fully paid and nonassessable.

6.             With respect to any series of Debt Securities offered under the Indenture, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company as general partner of the Operating Partnership to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of a supplement to the Indenture, and (iv) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, will be valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms.

The opinions set forth in paragraphs 4, 5 and 6 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Limited Partnership Act and the laws of the States of Indiana and New York.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Faegre Baker Daniels LLP